UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

Catcher Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39526 Charlestown Pike

Hamilton, Virginia 20158

(Address of Principal Executive Offices, including zip code)

(540) 882-3087

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2006, Catcher, Inc. (“Catcher”), the wholly owned operating subsidiary of Catcher Holdings, Inc. (the “Company”), entered into a Confidential Settlement Agreement and Mutual Release of Claims (the “Settlement Agreement”) with Jeff Gilford, Catcher’s former Chief Financial Officer. The Settlement Agreement provides Mr. Gilford with certain benefits in exchange for, among other things, the receipt of a general release of claims against Catcher and the Company. Pursuant to the terms of the Settlement Agreement, Catcher agreed to pay Mr. Gilford $300,000 in separation pay over a period of nine months and all shares of restricted stock, options to purchase common stock and warrants to purchase common stock held by Mr. Gilford became fully vested effective August 31, 2006.

The description of the terms of Catcher’s agreement with Mr. Gilford is qualified in its entirety by reference to the Confidential Settlement Agreement and Mutual Release of Claims which is filed with this current report as Exhibit 10.32.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Confidential Settlement Agreement and Mutual Release of Claims the Company and Mr. Gilford rescinded and revoked the Employment Agreement, dated as of June 16, 2005, by and between Jeff Gilford and the Company. The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 1.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.32	Confidential Settlement Agreement and Mutual Release of Claims, dated as of October 6, 2006 by and between Catcher, Inc. and Jeff Gilford.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHER HOLDINGS, INC.

October 10, 2006	By:	/s/ Debra Hoopes
Debra Hoopes
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.32	Confidential Settlement Agreement and Mutual Release of Claims, dated as of October 6, 2006 by and between Catcher, Inc. and Jeff Gilford.

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